Exhibit 99.2

NEWS RELEASE

                                                     [CIGNA LOGO]
For Release:  Immediate                           One Liberty Place
                                                  1650 Market Street
                                                  P.O. Box 7716
                                                  Philadelphia, PA 19192-1520
                                                  (215) 761-1000


Concact: Ted Detrick, Financial Relations - (215) 761-6130 Michael J. Monroe, Media Relations - (215) 761-6133



                   CIGNA TO RECORD FOURTH QUARTER CHARGES FOR
                        PROPERTY AND CASUALTY BUSINESSES

PHILADELPHIA, January 12, 1999 -- CIGNA Corporation (NYSE: CI) today announced that its fourth quarter earnings would include approximately $60 million after-tax for weather-related losses, restructuring charges and additional large loss and reserve strengthening affecting its domestic and international property and casualty businesses. The weather-related losses are for $14 million (after-tax) of claims associated with Hurricane Mitch and an additional $10 million (after-tax) of claims for Hurricane Georges. The businesses also will incur charges of $16 million after-tax to restructure their operations. The international P&C results also will include $20 million of after-tax charges for large loss activity and reserve strengthening reflecting continued soft market conditions.